UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  November 17, 2011
(Date of earliest event reported)

CLEARFIELD, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)

5480 Nathan Lane North, Suite 120, Plymouth, MN 55442
(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements Of Certain Officers.

FY 2012 Cash Bonus Program

On November 8, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Clearfield, Inc. (the “Company”) recommended, and on November 17, 2011 the Board of Directors adopted, the 2012 cash bonus program (the “Program”) for company employees.  Among the employees participating in the Program are the Company’s current executive officers (the “Executives”): Cheryl P. Beranek, Chief Executive Officer; John P. Hill, Chief Operating Officer; and Daniel R. Herzog, Chief Financial Officer. The Committee retains the discretion to modify the terms of the Program and to grant cash bonuses or other compensation to the Executives and other employees outside the Program.

The performance goal under the Program relates to the Company’s achievement at the end of fiscal year 2012 of net income from continuing operations, excluding taxes, interest income or expense, and any bonus amounts (“ICO”).  The Committee also established minimum and target performance goals relating to ICO and the methodology for calculating a bonus pool available for awards to all participants in the Program based upon achievement of certain levels of ICO.  The cash bonus pool relating to ICO for fiscal year 2012 will be adjusted if the Company’s financial performance either exceeds or is less than the target level, with the pool amount decreasing until ICO fails to meet the minimum and the pool amount is zero.  A portion of the bonus pool based upon ICO will be allocated to payments to the Executives and certain other key employees.

Payouts of the cash bonus will be made following the Committee’s determinations at the end of the fiscal year to those Executives who continue to be employed as of the end of the fiscal year.

The following table shows the bonus that may be earned under the Program by the Executives as a percentage of each of their respective fiscal year 2012 annual base salaries at the target and maximum level of the Company’s achievement of ICO for fiscal year 2012.

	2012 Cash Bonus Program
Name of Executive	% of Salary For FY 2012 Target ICO	% of Salary For FY 2012 Maximum ICO
Cheryl P. Beranek	60%	150%
John P. Hill	60%	150%
Daniel R. Herzog	20%	50%

FY 2012 Base Salaries

On November 8, 2011, the Committee recommended, and on November 17, 2011 the Board of Directors of Clearfield approved fiscal year 2012 base salaries for the Executives as follows: Ms. Beranek, $263,925; Mr. Hill, $250,000; and Mr. Herzog, $150,000.

Director Stock Option Awards

On November 8, 2011, the Committee recommended, and on November 17, 2011, the Board of Directors approved, that each non-employee director elected at the 2012 Annual Meeting of Shareholders be granted on the day after the 2012 Annual Meeting a stock option with a Black-Scholes value of $10,000 as of the date of grant.  The option will be granted under the Company’s 2007 Stock Compensation Plan (the “Plan”), have an exercise price equal to the fair market value as determined under the Plan, vest one day prior to the 2013 Annual Meeting of Shareholders and have a 6 year term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

	By	/s/ Cheryl P. Beranek
Dated: November 22, 2011		Cheryl P. Beranek, Chief Executive Officer